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                                                                    EXHIBIT 23.7

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the inclusion in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Forcenergy Inc of our report dated April 8, 1997 with respect to Forcenergy AB. We also consent to the references to us under the headings "Experts" and "Forcenergy AB Summary Historical Financial Information" in such Proxy Statement/Prospectus. However, it should be noted that Price Waterhouse has not prepared or certified such "Forcenergy AB Summary Historical Consolidated Financial Information".

/s/ PRICE WATERHOUSE
Price Waterhouse

Stockholm, Sweden
February 10, 1998